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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Comarco, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 17, 2008, Comarco, Inc., a California corporation (the “Company”), filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the information set forth on Exhibit 99.1 attached hereto.

The Company hereby amends the investor presentation previously filed as Exhibit 99.3 to the Schedule 14A containing “Definitive Additional Materials” filed by the Company with the SEC on June 11, 2008 (the “Investor Presentation”). Slide 36 of the Investor Presentation was revised to, among other things, further clarify and amend the information contained therein and to provide additional information, including information regarding various assumptions made by the Company in connection with the preparation of the information set forth on the slide. Accordingly, the Investor Presentation is hereby amended to replace in its entirety the original slide 36 with the slide attached hereto as Exhibit 99.2.